Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 31, 2022, relating to the financial statements of Otonomo Technologies Ltd., which appears in the prospectus supplement of Otonomo Technologies Ltd. dated March 31, 2022, which forms a part of the Registration Statements on Form F-1 (Nos. 333-260571 and 333-259144) of Otonomo Technologies Ltd., and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
March 31, 2022